UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2009
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road
Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
Ex-14.1 NaviSite, Inc. Code of Business Conduct and Ethics

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 20, 2009, the Board of Directors of NaviSite, Inc. (the “Company”) approved amendments to the Code of Business Conduct and Ethics (the “Code of Conduct”) of the Company, which applies to all directors, officers and employees of the Company. The Company’s Code of Conduct is reviewed periodically, and amended as deemed necessary or appropriate, to reflect changes in the Company’s business and was amended to, among other things, further define and restrict activities between the directors, officers and employees of the Company and the Company’s customers, suppliers, competitors or other persons doing or seeking to do business with the Company.
The foregoing description of the amendments to the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit hereto and is incorporated herein by reference.
The amended Coded of Conduct will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.navisite.com.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibit listed in the Exhibit Index below is filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.

Date: August 26, 2009

	By:	/s/ James W. Pluntze

James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	NaviSite, Inc. Code of Business Conduct and Ethics.